                                                                  EXHIBIT 4 (a)

                                AMENDMENT TO THE

                  ARTICLES OF INCORPORATION OF WILD WINGS, INC.

         Wild Wings, Inc., a corporation organized under the laws of the State of Nevada, December 6, 1994, hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes Sections 78.385 and 78.390.

                                        I

         The Articles of Incorporation shall be amended to read as follows:

                                    Article I

NAME. The Name of the corporation (hereinafter called the "Corporation") shall be Red Oak Hereford Farms, Inc.

                                       II

         The date of the adoption of the foregoing amendment by the shareholders was March 14, 1997. The number of shares outstanding in the Corporation and entitled to vote on the amendment was 12,960,000. All stock in the Corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders.

                                       III

         The number of shares that voted in favor of the above amendment was 12,415,500. The number of shares that voted against the above amendment was 0.

         DATED this 15th day of March 1997.

                                             Wild Wings, Inc.
                                             By:  /s/ Gordon Reisinger
                                                -------------------------
                                                      President

                                             By:  /s/ David H. Ellicott
                                                -------------------------
                                                      Assistant Secretary

STATE OF IOWA              )
                           :ss
COUNTY OF MONTGOMERY       )

         On the 15th day of March 1997, personally appeared before me Gordon M. Reisinger and David H. Ellicott duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Assistant Secretary respectively and that they have read the foregoing instrument and know the contents thereof and that the same is true of their knowledge except as to those matters upon which they operate on information and believe those matters to be true.


                                       /s/ Tami R. Ellicott
                                           ----------------
                                       NOTARY PUBLIC

                                       Residing in:  Red Oak, Montgomery County


My Commission Expires:
December 18, 1998

                            Articles Of Incorporation
                                       Of
                                Wild Wings, Inc.


         WE, THE UNDERSIGNED natural persons of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation.

                                    Article I
                                      NAME

         The Name of the corporation is Wild Wings, Inc.

                                   Article II
                                    DURATION

         The duration of the corporation is perpetual.

                                   Article III
                                    PURPOSES

         The purpose or purposes for which this corporation is engaged are:

              (a) To develop and manage hunting clubs, dog kennels and other outdoor services for sportsmen. Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real personal property and all related activities, and for any and all other lawful purposes.

              (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

              (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

              (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                                   Articles IV
                                      STOCK

         The aggregate number of shares which this corporation shall have authority to issue 55,000,000 shares. 50,000,000 shares of Common Stock having a par value of $.001 per share and 5,000,000 shares of Preferred Stock having a par value of $.001 per share. Stock of the corporation shall be of two classes, common and preferred, and both shall be issued in such classes and have such right, preferences and designations as determined by the Board of Directors of the Corporation. Fully-paid stock of this corporation shall not be liable to any further call of assessment.

                                    Article V
                                    AMENDMENT

         These Articles of Incorporation may be amended by the affirmative Vote of "a majority" of the shares entitled to vote on each such amendment.

                                   Article VI
                               SHAREHOLDERS RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine, Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of the corporation.

                                   Article VII
                            INITIAL OFFICE AND AGENT

         The registered office of the Corporation in the State of Nevada is 3230
E. Flamingo Road, Suite 156, Las Vegas, NV 89121. The registered agent in charge thereof at such address is Gateway Enterprises, Inc..

                                  Article VIII
                                    DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval.

         The number of directors constituting the initial Board of Directors of this corporation is one (1). The names and addresses of persons who are to serve as Directors units the first annual meeting of stockholders or until their successors are elected and qualify are:

         NAME                               ADDRESS
         ----                               -------

         JEANNIE HILLINGER                  178 SOUTH 350 WEST
                                            P.O. BOX 367
                                            MONA, UTAH 84645

                                   Articles IX
                                  INCORPORATORS

         The name and address of each incorporator is:

         NAME                               ADDRESS
         ----                               -------

         JEANNIE HILLINGER                  178 SOUTH 350 WEST
                                            P.O. BOX 367
                                            MONA, UTAH 84645

                                    ARTICLE X
              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and any on or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or of interest, or because such director of directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of committee there of which authorizes, approves or ratifies such contract or transaction.

                                   Article XI
                       LIABILITY OF DIRECTORS AND OFFICERS

         No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director of officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provide by applicable law, (I) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

         The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

         Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

         Dated this 29th day of November, 1994

                                                   /s/ Jeannie Hullinger
                                                   ---------------------
                                                   Jeannie Hullinger



STATE OF UTAH              )
                           )ss.
COUNTY OF UTAH             )

         On the 29th day of November, 1994, personally appeared before me, Jeannie Hullinger, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

         IN WITNESS THEREOF, I have hereunto set my hand and seal this 29th day of November 1994.

------------------------------------
Notary   Connie S. Gates                      /s/ Connie S. Gates
Stamp    Notary Public State of Utah              ---------------
         First Security Bank                      NOTARY PUBLIC
         119 South Main Box 717
         Springville, UT 84663                    Residing at Springville, Utah
         COMM. EXP. 1-5-95
------------------------------------


My commission expires:
January 5, 1995

           Certificate of Acceptance of Appointment by Resident Agent

In the matter of WILD WINGS, INC.                                           I,
                                 -------------------------------------------
GATEWAYS ENTERPRISES, INC.                                      with address at
---------------------------------------------------------------
Suite 156, Street 3230 EAST FLAMINGO ROAD                                     ,
      ---         ------------------------------------------------------------
Town of LAS VEGAS    , County of CLARK    , Zip Code 89121 , State of Nevada,
        -------------            ---------          -------
hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.


Furthermore, that the mailing address for the above-registered office is:

3230 EAST FLAMINGO ROAD, SUITE 156
--------------------------------------------------------------------------------
LAS VEGAS                                , Zip Code 89121    , State of Nevada.
----------------------------------------            ---------

In witness whereof, I have hereunto set my hand this 30th day of November, 1994

                                                     GATEWAY ENTERPRISES, INC.
                                                     /s/ S. N. Hughes
                                                       ----------------
                                                     Resident Agent


--------------------------------------------------------------------------------

         NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may be different from the street address. The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

                                     BY-LAWS
                                       Of
                                WILD WINGS, INC.
                              A NEVADA CORPORATION

                                    ARTICLE I
                                     OFFICES

         Section I. The principal office of the Corporation shall be at 178 South 350 West located in Mona, Utah 84645. The Corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the corporation may require from time to time.

         The registered office of the Corporation required by the Nevada Business Corporation Act to be maintained in the State of Nevada may be, but need not be, identical with the principal offices in the State of Nevada, and the address of the registered office may be changed, from time to time, by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of stockholders shall be held at the principal office of the Corporation, at 178 South 350 West, Mona, Utah 84645 or at such other places on the third Friday of April, or at such other times as the Board of directors may, from time to time, determine. If the day so designated falls upon a legal holiday then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally or by mail a written notice thereof, not less than ten (10) nor more than fifty (50) days previous to such meeting, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

         Section 2. SPECIAL MEETINGS. Special meetings of stockholders other than those regulated by statute may be called at any time by a majority of the Directors. Notice of such meeting stating the place, day and hour and the purpose for which it is called shall be served personally or by mail, not less than ten (10) days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book/ but any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than ten percent (10%) of the capital stock of the Corporation entitled to vote at the meeting. The President may in his discretion call a special meeting of stockholders upon ten (10) days' notice. No business other than that specified in the call for the meeting shall be transacted at any special meeting of the stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof.

         Section 3. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend; or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of stockholders entitled to receive notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be; shall be the record date for such determination as to stockholders. When a determination of stockholders entitled to vote any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 4. VOTING. At any meetings of the stockholders of record having the right to vote, subject to the provisions of Section 3, each stockholder of the Corporation is entitled to one (1) vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation. Votes may be case in person or by written authorized proxy.

         Section 5. PROXY. Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

         Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

         Section 6. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be noted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate Order of the Court by which such receiver was appointed.

         Stockholders whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 7. ELECTION OF DIRECTORS. At each election for Directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he as a right to vote. There shall be no cumulative voting.

         Section 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

         If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting, from time to time, until a quorum shall be present or represented. At such rescheduled meetings at which a quorum shall be present or represented any business or any specified item of business may be transacted at the meeting as originally notified.

         The number of votes or consents of the holders of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, or the giving of any consent, shall be a majority of the outstanding shares of the Corporation entitled to vote.

         Section 9. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors. The present Board of Directors shall consist of three (3) members. Thereafter the number of Directors may be increased to not more than nine (9) by resolution of the Board of Directors. Directors need not be residents of the State of Nevada and need not be stockholders of the Corporation.

         Section 2. ELECTION. The Directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the stockholders held for that purpose.

         Section 3. TERM OF OFFICE. The term of office of each of the Directors shall be one (1) year, which shall continue until his successor has been elected and qualified.

         Section 4. DUTIES. The Board of directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, and may adopt such rules and regulations for the conduct of meetings and the management of the corporation, as may be deemed proper, so long as it is not inconsistent with these By-Laws and the laws of the State of Nevada.

         Section 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other time and places as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President of the Secretary upon the written request of two (2) Directors.

         Section 6. NOTICE OF MEETINGS. Notice of meetings other than the regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known address, at least three (3) days before the date therein designated for such meeting, of a written notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any Directors' meeting at which a quorum of the Board of Directors shall be present (although held without notice), any and all business may be transacted which might have been transacted if the meeting had been duly called if a quorum of the Directors waive or are willing to waive the notice requirements of such meeting.

         Any Directors may waive notice of any meeting under the provisions of
Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened or called.

         Section 7. VOTING. At all meetings of the Board of Directors, each Director is to have on (1) vote. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. VACANCIES. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

         Section 9. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed, with or without cause, at any time, by a vote of the stockholders holding a majority of the stock, at any special meeting called for that purpose.

         Section 10. QUORUM. The number of Directors who shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of any business or any specified item of business shall be a majority.

         The number of votes of Directors that shall be necessary for the transaction of any business of any specified item of business at any meeting of the Board of Directors shall be a majority.

         If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting, from time to time, until a quorum shall be present.

         Section 11. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or each may be paid a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 12. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. NUMBER. The officers of the corporation shall be: President, Vice-President, Secretary, and Treasurer, and such assistant Secretaries as the President shall determine.

         Any officer may hold more than one (1) office.

         Section 2. ELECTION. All officers of the corporation shall be elected annually by the board of Directors at its meeting held immediately following the meeting of stockholders, and shall hold office for the term of one (1) year or until their successors are duly elected. Officers need not be members of the Board of Directors.

         The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as, from time to time, shall be prescribed by the Board.

         Section 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be as follows:

                                    PRESIDENT

         The President shall preside at all meetings of the stockholders. He shall present at each annual meeting of the stockholders and Directors a report of the condition of the business of the Corporation. He shall cause to be called regular and special meetings of these stockholders and Directors in accordance with these By-Laws. He shall appoint and remove, employ and discharge, and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors. He shall sign and make all contracts and agreements in the name of the Corporation, subject to the approval of the Board of Directors. He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law. He shall sign all certificates of stock, notes, drafts, or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer; and he shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by law.

                                 VICE-PRESIDENT

         During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the statutes under which the Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

                                    SECRETARY

         The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books. He shall give and serve all notices of the corporation. He shall be custodian of the records and of the corporate seal and affix the latter when required. He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock issued and outstanding; the manner and the time compensation for the same was paid; the names of the owners thereof, alphabetically arranged; the number of shares owned by each; the time at which each person became such owner; and the amount paid thereon; and keep such stock and transfer books open daily during the business hours of the office of the Corporation, subject to the inspection of any stockholder of the Corporation, and permit such stockholder to make extracts from said books to the extent prescribed by law. He shall sign all certificates of stock. He shall present to the Board of Directors at their meetings all communications addressed to him officially by the President or any officer or stockholder of the Corporation; and he shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                    TREASURER

         The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate. He shall exhibit at all reasonable times his books and accounts to any Director or stockholder of the Corporation upon application at the office of the Corporation during business hours. He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders. He shall keep, at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require. He shall do and perform all duties appertaining to the office of Treasurer. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

         Section 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

         Section 5. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay, either at its regular meeting or at a meeting specifically called for that purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the power or duties of such officers to any other officer or Director for the time being; provided, a majority of the entire Board concur therein.

         Section 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Section 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

                                    ARTICLE V
                              CERTIFICATES OF STOCK

         Section 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the Seal of the Corporation.

         Section 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer the former certificate must be surrendered up and cancelled before a new certificate may be issued. No transfer shall be made upon the books of the Corporation within ten (10) days next preceding the annual meeting of the stockholders.

         Section 3. LOST CERTIFICATES. If a stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may, at its discretion, direct a new certificate or certificates to be issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties if any that the Board may require.

                                   ARTICLE VI
                                      SEAL
         Section 1.  SEAL.  The seal of the Corporation shall be as follows:

                           NO SEAL IN USE AT THIS TIME

                                   ARTICLE VII
                                    DIVIDENDS

         Section 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

         Section 2. RESERVE. The Board of Directors may set aside, out of the net profits of the Corporation available for dividends, such sum or sums (before payment of any dividends) as the Board, in their absolute discretion, think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 1. Any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a Director, officer, or employee of the Corporation, or of any corporation which he, the testator, or intestate served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, Director, or employee was liable to the Corporation, or to such other corporation, for negligence or misconduct in the performance of his duty. As used herein the term "expense" shall include all obligations incurred by such person for the payment of money, including without limitation attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgement or in settlement of any such action, suit, or proceedings, except amounts paid to the Corporation or such other corporation by him.

         A judgement of conviction whether based on plea of guilty or nolo contendere or its equivalent, or after trial, shall not of itself be deemed an adjudication that such Director, officer or employee is liable to the Corporation, or such other corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth, from time to time, in the By-Laws, or by any of the following procedures: (a) order of the Court or administrative body or agency having jurisdiction of the action, suit, or proceeding; (b) resolution adopted by a majority of the quorum of the Board of Directors of the Corporation without counting in such majority any Directors who have incurred expenses in connection with such action, suit or proceeding; (c) if there is no quorum of Directors who have not incurred expense in connection with such action, suit, or proceeding, then by resolution adopted by a majority of the committee of stockholders and Directors who have not incurred such expenses appointed by the Board of Directors; (d) resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or (e) Order of any Court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made will be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, officers, and employees of the Corporation and the other persons above mentioned may have or hereafter acquire, and without limiting the generality of such statement, they shall by entitled to their respective rights of indemnification under any By-Law, Agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under this Article. The provision of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though each person and been a Director, officer or employee of the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of the Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors as provided by law and by the Articles of Incorporation, are present at such regular meeting or special meeting. These By-Laws and any amendments thereto and new By-Laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                                    ARTICLE X
                                   FISCAL YEAR

         Section 1. FISCAL YEAR. The fiscal year shall end on the 31st day of December.

                                   ARTICLE XI
                                WAIVER OF NOTICE

         Section 1. Whenever any notice is required to be given to any shareholders or directors of the Corporation under the provisions of these By-Laws, under the Articles of Incorporation or under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         ADOPTED this 8th day of December 1994.

                                                   WILD WINGS, INC.
                                                   A Nevada Corporation

                                                   /s/ Kevin Hullinger
                                                   -------------------
                                                   Kevin Hullinger
                                                   President

CERTIFICATE OF SECRETARY

         I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary/Treasurer of WILD WINGS, INC., A NEVADA CORPORATION: and

2. That the foregoing By-Laws, comprising Nine (9) pages, constitute the By-Laws of said Corporation as duly adopted at a meeting of the Board of Directors thereof duly held on the 8th day of December, 1994.

                                                       /s/ Jeannie Hullinger
                                                       ---------------------
                                                       Jeannie Hullinger
                                                       Secretary/ Treasurer

(SEAL)

                      ACTIONS OF THE BOARD OF DIRECTORS OF

                       WILD WINGS, INC. WITHOUT A MEETING

         The following are resolutions duly adopted by the Board of Directors of Wild Wings, Inc., a Nevada corporation, pursuant to the Nevada Corporation Law which allows for the adoption of resolutions by the unanimous consent of the directors with a meeting.

         The Board of Directors hereby adopts the following resolutions effective this 14th day of March, 1997.

                  RESOLVED, that the director of the Corporation has reviewed that certain Agreement and Plan of Reorganization between the Corporation and Red Oak Farms, Inc., dated March 14, 1997, involving Wild Wings, Inc., a Nevada corporation, ("Wild Wings") and Red Oak Farms, Inc., an Iowa corporation. ("Red Oak") pursuant to which Red Oak shall be issued 10,000,000 restricted common shares of Wild Wings plus options to acquire an additional 3,000,000 common shares in exchange for all of the issued and outstanding shares of Red Oak.

                  FURTHER RESOLVED, that the President of Wild Wings is directed to call a Special Meeting of the Shareholders of Wild Wings to be held on the 14th day of March, 1997 to approve the Agreement and Plan of Reorganization and the following actions hereby adopted and approved by the Directors of Wild Wings as provided for in the Agreement and Plan of Reorganization:

                  (i) Amend the Articles of Incorporation of the Corporation to change the name of the Corporation from Wild Wings, Inc. to Red Oak Hereford Farms, Inc., provided that if that name is not available through the State of Nevada, then the Board of Directors is authorized to select a substitute name as may be approved by such authorities which is similar to the proposed name and compatible with business activities of the Company.

                  (ii) Increase the Board of Directors from three to seven positions and to elect the following persons to the board of directors of the Corporation upon the consummation of the acquisition: Gordon Reisinger, John Derner, Charles Kolbe and Leo M. DeSpain. Any vacancies on the Board of Directors will be filled by the present directors and will serve until the next annual meeting of shareholders. Upon effective date of the acquisition, the existing Board of directors will resign.

                  (iii) Approve the sale of all of the assets of the Company's business including the rights to the name Wild Wings to Wild Wings Hunting and Sporting Clays Club, Inc., a Utah corporation, for the sum of $51,000 plus the assumption of certain liabilities of the Company associated with the assets being sold.

                  (iv) Approve the adoption of the Wild Wings 1997 Stock Option Plan, that provides for qualified and non-qualified stock options to be granted as incentive for key officers, employees and consultants of the Company. The plan allocated up to 1,000,000 shares of the Company's common stock to the Wild Wings 1997 Stock Option Plan. To date, no options have been granted upon the plan.

                  Adopted effective this 14th day of March 1997.


/s/ Brenda Hall
---------------
Brenda Hall

                              ARTICLES OF EXCHANGE

                          FOR THE EXCHANGE OF SHARES OF

              RED OAK FARMS, INC., (an Iowa corporation) FOR SHARES

                   OF WILD WINGS, INC., (a Nevada corporation)


         Pursuant to Nevada Revised Statutes 92A.200, Wild Wings, Inc., a Nevada corporation ("Wild Wings"), as the acquiring corporation and Red Oak Farms, Inc., an Iowa corporation ("Red Oak"), as the acquired corporation in the exchange (the "Exchange") to be effected between Red Oak and Wild Wings, upon the filing of these Articles of Exchange, have caused their Presidents and Secretaries to execute these Articles of Exchange for the purpose of filing with the State of Nevada, Secretary of State.

                                    ARTICLE 1

         The Plan of Exchange is as follows:

         (a) Parties to the Exchange and Surviving Corporation. Red Oak will exchange all of its issued and outstanding shares for 10,000,000 shares of Wild Wings. Upon the filing of these Articles of Exchange with the State of Nevada, Secretary of State, (the "Effective Time") Red Oak will become a wholly owned subsidiary of Wild Wings. The exchange shall be pursuant to the provisions of, and with the effect provided in Chapter 92A of Nevada Revised Statutes.

         (b) Manner and Basis of Exchanging Shares. At the Effective Time, Red Oak shall be acquired by Wild Wings and the shareholders of Red Oak shall be issued 10,000,000 restricted common shares of Wild Wings plus options to acquire an additional 3,000,000 common shares in exchange for all of the issued and outstanding shares of Red Oak.

         (c) Exchange of Certificates. At the Effective Time, holders of Red Oak certificates, representing the total issued and outstanding shares of Red Oak, shall deliver such certificates to Wild Wings in exchange for certificates of Wild Wings.

         (d) No Further Ownership Rights in Red Oak. All shares of Wild Wings restricted common stock issued in the Exchange for Red Oak shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Red Oak, and there shall be no further registration of transfers on the stock transfer books of Red Oak of the shares of Red Oak which were outstanding immediately prior to the Effective Time.

                                   ARTICLE II

         The Plan of Exchange has been approved and adopted by the board of directors of Red Oak and the board of directors of Wild Wings in the manner provided by the Nevada Revised Statutes.

                                   ARTICLE III
         The plan of exchange was approved by the unanimous consent of the owners of Red Oak. The plan of exchange was approved by the shareholders of Wild Wings pursuant to Nevada Revised Statutes. Wild Wings has one class of voting stock, designated as Common Stock, and 12,960,000 shares of such class were issued and outstanding as of the record date of the vote taken to approve the Plan of Exchange. The holders of the outstanding common stock of Wild Wings constituted a single voting group for the purposes of voting on the Plan, and each outstanding share of such common stock was entitled to one vote. 12,415,500 of the issued and outstanding shares of common stock of Wild Wings were voted for the Plan of Exchange. The number of votes cast by the holders of Wild Wings common stock for the Plan of Exchange was sufficient for approval by such holders.

         The complete executed plan of exchange in on file at the registered office of Wild Wings.

                                   ARTICLE IV
         The Exchange shall take effect upon the effective date of these Articles of Exchange. These Articles of Exchange shall become effective upon the date they are filed with the State of Nevada, Secretary of State.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Exchange on behalf of Wild Wings this 14th day of March, 1997.

WILD WINGS, INC.,
a Nevada corporation


By:  /s/ Brenda Hall
------------------------------------
Brenda Hall, President and Secretary


STATE OF UTAH              )
                           :ss
COUNTY OF SALT LAKE        )

         On the 14th day of March, 1997, personally appeared before me Brenda Hall and duly acknowledged to me that she is the person who signed the foregoing instrument as President and Secretary that she has read the foregoing instrument and knows the contents thereof and that the same is true of her own knowledge except as to those matters upon which she operates on information and belief and as to those matters believe her to be true.

------------------------------------               /s/ Ronald L. Poulton
Notary   Notary Public                             ---------------------
Stamp    Ronald L. Poulton                         NOTARY PUBLIC
         2123 Ridgewood Way
         Bountiful, Utah 84010                     Residing in:  Davis County
         My Commission Expires
         March 20, 1999
         State of Utah
------------------------------------

My Commission Expires:
March 20, 1999

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Exchange on behalf of Red Oak this 15th day of March, 1997.

RED OAK FARMS, INC.,
an Iowa corporation


By: /s/ Gordon Reisinger                By:  /s/ David H. Ellicott
        ----------------                         -----------------
        Gordon Reisinger, President              David H. Ellicott, Assistant
                                                 Secretary


STATE OF IOWA              )
                           :ss
COUNTY OF MONTGOMERY       )

         On the 15th day of March, 1997, personally appeared before me Gordon Reisinger and David H. Ellicott and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Assistant Secretary respectively and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.


                                      /s/ Tami R. Ellicott
                                          ----------------
                                      NOTARY PUBLIC

                                      Residing in:  Red Oak, Montgomery County

My Commission Expires:
December 18, 1998

                               SECRETARY OF STATE

                                      SEAL

                                 STATE OF NEVADA



                            CERTIFICATE OF EXISTENCE
                          WITH STATUS IN GOOD STANDING

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporation, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, RED OAK HEREFORD FARMS, INC., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since December 6, 1994 and is in good standing in this sate.



THE GREAT SEAL OF THE STATE OF              IN WITNESS WHEREOF, I have hereunto
         NEVADA                             set my hand and affixed the Great
                                            Seal of State, at my office, in
                                            Carson City, Nevada, on March 18,
                                            1997.


                                            /s/ Dean Heller
                                            ---------------
                                            Secretary of State

                                            By: /s/ D. Farmer
                                            -----------------
                                            Certification Clerk